UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): September 14, 2023

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, NY 10176
(Address of Principal Executive Offices)

212.983.2640
(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Inter Parfums, Inc. was held on September 14, 2023 at 10:00 a.m., local time at the offices of the company, 551 Fifth Avenue, New York, New York 10176. We held our election of directors, and our stockholders also voted on four other proposals.

(1)  Election of Directors. The following individuals were nominated for election as members of the Board of Directors to hold office for a term of one (1) year until the next annual meeting of stockholders and until their successors are elected and qualify: Jean Madar, Philippe Benacin, Philippe Santi, Francois Heilbronn, Robert Bensoussan, Veronique Gabai-Pinsky, Gilbert Harrison, Michel Atwood and Gerard Kappauf. The results of the voting were as set forth below. A plurality of the votes having been cast in favor of each of the above-named Directors, they were duly elected to serve a one (1) year term.

	Votes For	Votes Withheld	Broker Non-votes
Jean Madar	22,353,486	7,710,883	545,623
Philippe Benacin	21,013,713	9,050,656	545,623
Philippe Santi	20,747,178	9,317,191	545,623
Francois Heilbronn	21,362,713	8,701,656	545,623
Robert Bensoussan	23,224,346	6,840,023	545,623
Veronique Gabai- Pinsky	26,542,114	3,522,255	545,623
Gilbert Harrison	29,938,183	126,186	545,623
Michel Atwood	20,837,905	9,226,464	545,623
Gerard Kappauf	21,286,483	8,777,886	545,623

(2)  To vote on the advisory resolution to approve the compensation of our named executive officers: A majority of the votes were cast in favor of the proposal and the proposal was passed. The results of the voting were as set forth below.

For	Against	Abstain	Broker Non-Votes
29,368,568	774,985	10,814	455,625

(3) To vote for the advisory resolution on the frequency of future advisory votes concerning compensation of our named executive officers. A majority of the votes were cast in favor of the proposal and the proposal was passed. The results of the voting were as set forth below.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
29,058,271	2,615	821,510	10,204	717,392

We will continue to hold the vote on the advisory resolution to approve the compensation of our named executive officers every year, including at the 2024 annual meeting.

(4) To approve the adoption of an amendment to our 2016 Option Plan to provide for the provision of automatic grants of stock options to purchase 1,500 shares of our common stock on the last business day of each calendar year to independent directors effective as of this past December 31, 2022, which has already been approved by the entire Board of Directors. A majority of the votes were cast in favor of the proposal and the proposal was passed. The results of the voting were as set forth below.

For	Against	Abstain	Broker Non-Votes
29,479,899	658,768	15,700	455,625

 (5) To ratify the appointment by the Board of Directors of Mazars USA LLP, to serve as the independent auditor for the current fiscal year.

For	Against	Abstain	Broker Non-Votes
30,520,141	87,595	2,256	0

Item 8.01 Other Events.

The press release dated September 19, 2023, a copy of which is annexed hereto as Exhibit 99.1, announcing the election of Gerad Kappauf as a member of the board of directors of the company is hereby incorporated by reference herein.

The 2016 Stock Option Plan, as amended at the annual meeting of stockholders of Inter Parfums, Inc. held on September 14, 2023, a copy of which is annexed hereto as Exhibit 4.34, is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

4.34	2016 Stock Option Plan, as amended

99.1	Our press release dated September 19, 2023

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 19, 2023

Inter Parfums, Inc.

By:	/s/ Michel Atwood
Michel Atwood,
Chief Financial Officer